Exhibit 23.02

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Blue Wireless and Data, Inc. for the issuance of 148,000,000 shares of common stock pertaining to        the Company’s 2005 Stock Option and Award Plan of our report dated January 13, 2005, with respect to the financial statements of Blue Wireless & Data, Inc. included in its Annual Report on Form 10-KSB for the year ended September 30, 2004, filed with the Securities and Exchange Commission.

/s/ DAVIS, KINARD & CO., P.C.

Abilene, Texas

September 23, 2005